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                                                                     EXHIBIT 12

                RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)


                                                                                    SIX              TWELVE
                                                                                MONTHS ENDED      MONTHS ENDED
                                                                                  JUNE 30,          JUNE 30,
                                                                                 ----------        ----------
                                                                                    1999             1999
                                                                                 ----------        ----------


Income from Continuing Operations ...........................................    $   76,929        $  113,798

Income Taxes from Continuing Operations .....................................        64,905           122,732

Non-Utility Interest Capitalized ............................................

                                                                                 ----------        ----------
Income from Continuing Operations Before Income Taxes .......................    $  141,834        $  236,530
                                                                                 ==========        ==========

Fixed Charges Interest ......................................................    $   59,234        $  119,067

Amortization of debt discount and expense ...................................           816               145

Portion of Rents Considered to Represent an Interest Factor .................         4,537             9,670

                                                                                 ----------        ----------
Total Fixed Charges .........................................................    $   64,587        $  128,882
                                                                                 ==========        ==========

Income from Continuing Operations Before Income Taxes and Fixed Charges .....    $  206,421        $  365,412

Ratio of Earnings to Fixed Charges ..........................................          3.20              2.84
                                                                                 ==========        ==========
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